UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

DUKE ENERGY FLORIDA, LLC

(Exact Name of Registrant as Specified in its Charter)

Florida	001-3274	59-0247770
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

299 First Avenue North, St. Petersburg, Florida 33701

(Address of Principal Executive Offices, including Zip Code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:

None

Item 8.01. Other Events.

On October 21, 2022, Duke Energy Florida, LLC (the “Company”) entered into an $800,000,000 Credit Agreement, dated as of October 21, 2022 (the “Credit Agreement”), among the Company, as Borrower, the lenders listed therein, Truist Bank, as Administrative Agent, Truist Securities, Inc., Mizuho Bank Ltd., and TD Bank, N.A., as Joint Lead Arrangers, and Truist Securities, Inc., as Sole Bookrunner.  The Credit Agreement matures on April 24, 2024.   The proceeds of loans made under the Credit Agreement will be used by the Company for general company purposes.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 10.1	$800,000,000 Credit Agreement, dated as of October 21, 2022 (the “Credit Agreement”), among the Company, as Borrower, the lenders listed therein, Truist Bank, as Administrative Agent, Truist Securities, Inc., Mizuho Bank Ltd., and TD Bank, N.A., as Joint Lead Arrangers, and Truist Securities, Inc., as Sole Bookrunner.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY FLORIDA, LLC

Date: October 21, 2022	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Assistant Secretary

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